                                                                   Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 2,000,000 shares of common stock of Paging Network, Inc. to be offered under the Paging Network, Inc. Employee Stock Purchase Plan of our report dated February 16, 1996, with respect to the consolidated financial statements and schedule of Paging Network, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.









Dallas, Texas
December 18, 1996